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744378
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________




                            Form 8-K




                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



               Date of Report:  September 16, 2005
                (Date of earliest event reported)




                      Harold's Stores, Inc.
      (Exact name of registrant as specified in its charter)



                  (Commission File No. 1-10892)





         Oklahoma                           73-1308796
     (State or other                     (I.R.S. Employer
       jurisdiction                    Identification No.)
    of incorporation)


    5919 Maple Avenue
      Dallas, Texas                           75235
  (Address of principal                     (Zip Code)
    executive offices)

  Registrant's telephone number,           (214) 366-0600
       including area code:
Item 4.01.  Change in Registrant's Certifying Accountant

     As discussed in Item 8.01 below, the Company's interim Chief Executive Officer, Leonard Snyder, has been named as a defendant in a Securities and Exchange Commission civil action related to another company that previously employed Mr. Snyder as its chief executive officer. The Company has advised its independent registered public accounting firm, Ernst & Young LLP ("E&Y") of this proceeding. E&Y has advised the Company's Audit Committee that E&Y is unwilling to accept a management representation letter required to be signed by the Company's Chief Executive Officer if Mr. Snyder remains as Chief Executive Officer. The Audit Committee and the Board were aware of this position at the time the Board made the decision to retain Mr. Snyder as described below. As a result of E&Y's unwillingness to accept a management representation letter signed by Mr. Snyder, E&Y did not complete its review of the Company's financial statements included in the Form 10-Q for the thirteen and twenty-six week periods ended July 30, 2005, as required by SEC Rule 10-01(d) of Regulation S-X and has resigned as the Company's independent registered public accounting firm effective September 16, 2005. The Company's Audit Committee will immediately begin a search for a new independent auditor.

     The reports of E&Y on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended January 29, 2005 and January 31, 2004, and in the subsequent interim period, other than the disagreement described above with respect to E&Y's unwillingness to accept a management representation letter required to be signed by Mr. Snyder, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.

      The Company has requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated September 19, 2005, is filed as Exhibit 16 to this Form 8-K.

Item 8.01.  Other Events

     As previously reported, as a result of the resignation of Hubert W. Mullins as the Company's Chief Executive Officer on July 25, 2005, Leonard Snyder, an independent member of the Company's board of directors, was appointed as interim Chief Executive Officer.

     On August 25, 2005 the Securities and Exchange Commission ("SEC") filed a civil complaint in the United States District Court, District of South Carolina, Spartanburg Division against Mr. Snyder and certain other former officers of One Price Clothing Stores, Inc. ("One Price"), alleging various violations of the federal securities laws relating to alleged overstatements of One Price's inventory levels in 2003. The SEC's complaint seeks injunctive relief, unspecified disgorgement, civil penalties and an order barring each defendant from serving as an officer or director of other public companies. At the time, Mr. Snyder was the chief executive officer of One Price in 2003 prior to his resignation in September of that year. One Price operated a chain of discount retail clothing stores and filed a voluntary bankruptcy petition in February 2004. The SEC's complaint is a public document and the SEC has issued a press release relating to its allegations which is available on the SEC's website. Mr. Snyder and other officers of One Price have also been named as defendant in a civil action filed by Sun One Price, LLC, an equity investor in One Price, in September 2004 in the United States District Court for the Southern District of Florida, making similar allegations and seeking monetary damages.

      Mr. Snyder has advised the Board that he denies the allegations and intends to vigorously defend himself against the allegations in these actions. The Board believes Mr. Snyder has made a significant contribution since becoming interim chief executive officer and has conducted an initial evaluation of the circumstances associated with these complaints to determine what actions if any are appropriate for the Company. This evaluation included the retention of separate counsel to advise the Board with respect to the potential merits of the SEC complaint. The Board will continue its evaluation as the resolution of these matters progresses. Based on its initial evaluation and unless further evaluation reveals new information, the Board determined that it was in the best interest of the Company that Mr. Snyder continue in his position as interim Chief Executive Officer of the Company.

Item 9.01.  Financial Statements and Exhibits

See Exhibit Index.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HAROLD'S STORES, INC.